As filed with the Securities and Exchange Commission on June 12, 2009
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BMP SUNSTONE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0434726
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 W. Germantown Pike, Suite 400 Plymouth Meeting, Pennsylvania 19462 (610) 940-1675	David Gao Chief Executive Officer BMP Sunstone Corporation 600 W. Germantown Pike, Suite 400 Plymouth Meeting, Pennsylvania 19462 (610) 940-1675

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐        .
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate
Title Of Each Class of Securities		Price per	Offering	Amount Of
To Be Registered	Amount to be Registered	Share(1)	Price(1)	Registration Fee)
Common stock, $0.001 par value per share	10,158,996	$4.37	$44,394,812.52	$2,478

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices for the common stock as reported by the NASDAQ Global Market on June 10, 2009.
The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	June 12, 2009
Subject to Completion

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.
BMP SUNSTONE CORPORATION
10,158,996 Shares of Common Stock
This prospectus relates to offers and resales by selling stockholders of up to 10,158,996 shares of our common stock, par value $0.001 per share, including 2,116,662 shares issuable upon the conversion of our 12.5% March Cash Secured Convertible Notes. We will not receive any of the proceeds from the disposition of these shares by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.
Our common stock is traded on The NASDAQ Global Market under the trading symbol “BJGP.” On June 11, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $4.36 per share. You are urged to obtain current market quotations for our common stock.
Investing in our common stock involves a high degree of risk. See “Risk Factors” commencing on page 4. You should carefully consider all of the information set forth in this prospectus, including the risk factors described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 17, 2009 (which is incorporated by reference herein), as well as other information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                                         , 2009.

ABOUT THIS PROSPECTUS
In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to BMP Sunstone Corporation and its subsidiaries.
You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date stated on their respective covers, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT BMP SUNSTONE CORPORATION
BMP Sunstone Corporation, a Delaware corporation formerly known as Beijing Med-Pharm Corporation, is a fully integrated specialty pharmaceutical company focused on the commercialization of branded prescription and over-the-counter, or OTC, products in The People’s Republic of China. Through our subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd. (“Sunstone China”), we manufacture, market and distribute OTC products in China. Through Beijing Medpharm Co. Ltd. and Beijing Wanwei Pharmaceutical Co., Ltd., we market, promote and distribute prescription products exclusively licensed from foreign pharmaceutical companies. In addition, Beijing Wanwei Pharmaceutical Co., Ltd. offers domestic pharmaceutical manufacturers in China distribution services and Beijing Medpharm Co. Ltd. offers foreign pharmaceutical manufacturers ready to enter the China markets a package of market entry services. Our services include pre-market entry analysis; clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; OTC marketing to retail pharmacies; and pharmaceutical distribution.
Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. Our website address is www.bmpsunstone.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, under the heading “Risk Factors” in Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2008, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated by reference herin, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words in any statement does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:
•	our business strategy;

•	our remediation of the material weakness and significant deficiencies in the internal control over financial reporting and Sunstone (Tangshan) Pharmaceutical Co., Ltd.;

•	competition in the Chinese pharmaceutical distribution industry and our ability to compete;

•	our belief that a significant opportunity exists to obtain an increased market share in the Chinese pharmaceutical marketing and distribution markets by offering development services with market fulfillment services;

•	our expectation that substantially all of our revenues, profits, cash flows and assets will continue to be derived in China and be denominated in Chinese currency;

•	our belief regarding the significance of brand recognition;

•	our ability to renew any Good Supply Practices, or GSP, certificate or any pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate or permit;

•	our future financial and operating results;

•	the dependence of our future success on obtaining additional promotional and market research agreements and licensing rights for China;

•	our ability to fund our current level of operations for the next twelve months through our cash and cash equivalents;

•	our expectation regarding our cash and cash equivalents;

•	impact of recent accounting pronouncements;

•	our expectation regarding our Exchange Act reporting obligations;

•	the length of time for which the registration statement of which this prospectus forms a part will remain effective; and

•	any other statements regarding matters not of historical fact.
While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents incorporated by reference herein, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors affect our ability to achieve our objectives, including:
•	our inability to compete successfully against new and existing competitors or to leverage our marketing capabilities with our distribution capabilities;

•	delays in product introduction and marketing or interruptions in supply;

•	a decrease in business from our major clients;

•	adverse economic, political or social conditions in China;

•	difficulties in acquiring complementary businesses or in integrating acquired businesses;

•	our inability to obtain additional capital when necessary;

•	our inability to renew our GSP certificate or our pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate and permit;

•	our inability to manage our growth effectively;

•	our inability to attract and retain key personnel;

•	our inability to effectively market our services or obtain and maintain arrangements with manufacturers; and

•	a slowdown in the Chinese economy.
In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

THE SELLING STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of the selling stockholders listed below of shares of our common stock as of June 11, 2009. The shares of our common stock offered hereby include the shares of our common stock issued to Messrs. Han and Tong, two of our directors, in connection with our acquisition of Sunstone China and the shares of our common stock issuable upon conversion of our 12.5% March Cash Secured Convertible Notes (the “March Cash Notes”), that were purchased by certain of the selling stockholders in our private placement of securities in March 2009. The March Cash Notes are convertible at a price equal to $3.00 per share, which conversion price is subject to certain potential re-sets. The shares offered hereby assume conversion on the date hereof.
The following table assumes that the selling stockholders will sell all of the shares of our common stock offered by them in this offering. However, the selling stockholders may offer all or some portion of our shares of common stock or any shares of common stock issuable upon conversion of the March Cash Notes. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders upon termination of sales pursuant to this prospectus. In addition, the selling stockholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.
We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.
As of June 11, 2009, there were 41,558,905 shares of our common stock outstanding. Unless otherwise indicated, the selling stockholders have the sole power to direct the voting and investment over shares owned by them.

					Shares of Common Stock
	Shares of Common Stock Beneficially				Beneficially Owned After
	Owned Prior to the Offering				the Offering
	Number of			Number	Number of
	Shares		Percent	of Shares	Shares	Percent
	Beneficially		of	Being	Beneficially	of
Selling Stockholder	Owned		Class	Offered	Owned	Class
Zhiqiang Han (1)	4,065,000	(2)	9.78%	4,000,000	65,000	*
Zhijun Tong	4,025,417	(3)	9.69%	4,000,000	25,417	*
Anthony T. S. Montagu	99,999	(4)	*	66,666	33,333	*
David S. Allsopp	88,332	(5)	*	16,666	71,666	*
HTH Limited Partnership	26,666	(6)	*	16,666	10,000	*
Joseph R. Hellman	26,366	(7)	*	16,666	9,700	*
Tinkham Veale II Revocable Trust	166,666	(8)	*	166,666	0	*
TVI Corp.	1,403,806	(9)	3.38%	166,666	1,237,140	2.98%
James I. Freeman	2,135,416	(10)	5.14%	1,666,666	468,750	1.13%
Robert A. Fisk	140,000	(11)	*	25,000	115,000	*
Robert H. Jacobs	51,290	(12)	*	6,172	45,118	*
James S. Allsopp	104,539	(13)	*	2,116	102,423	*
Kevin Hamilton	14,523	(14)	*	4,523	10,000	*
Sean McDermott	94,826	(15)	*	4,523	90,303	*

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Mr. Han serves as President of the Company.

(2)	Represents 4,000,000 shares issued by the Company to Mr. Han as consideration for the acquisition by the Company of a remaining 51% interest in Sunstone China that it had not previously acquired from Messrs. Han and

Tong, and 45,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 10, 2009.

(3)	Represents 4,000,000 shares issued by the Company to Mr. Tong as consideration for the acquisition by the Company of a remaining 51% interest in Sunstone China that it had not previously acquired from Messrs. Han and Tong, and 25,417 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 10, 2009.

(4)	Includes 66,666 shares of common stock issuable upon the conversion of a March Cash Note.

(5)	Includes 16,666 shares of common stock issuable upon the conversion of a March Cash Note, 66,666 shares of common stock issuable upon the conversion of a 12.5% Secured Convertible Note due July 1, 2011 and 5,000 shares of common stock issuable upon exercise of warrants.

(6)	Includes 16,666 shares of common stock issuable upon the conversion of a March Cash Note. Daniel P. Harrington and Thomas Harrington are the natural persons with voting and investment control over these shares.

(7)	Includes 16,666 shares of common stock issuable upon the conversion of a March Cash Note.

(8)	Consists of 166,666 shares of common stock issuable upon the conversion of a March Cash Note. Tinkham Veale II and Daniel P. Harington are the natural persons with voting and investment control over these shares.

(9)	Includes 166,666 shares of common stock issuable upon the conversion of a March Cash Note and 52,538 shares of common stock issuable upon exercise of warrants. Daniel P. Harrington and Tinkham Veale II are the natural persons with voting and investment control over these shares.

(10)	Includes 1,666,666 shares of common stock issuable upon the conversion of a March Cash Note and 156,250 shares of common stock issuable upon exercise of warrants.

(11)	Includes 25,000 shares of common stock issued by the Company as partial compensation for acting as placement agent for the private placement of the March Cash Notes.

(12)	Includes 6,172 shares of common stock issued by the Company as partial compensation for acting as placement agent for the private placement of the March Cash Notes.

(13)	Includes 2,116 shares of common stock issued by the Company as partial compensation for acting as placement agent for the private placement of the March Cash Notes.

(14)	Includes 4,523 shares of common stock issued by the Company as partial compensation for acting as placement agent for the private placement of the March Cash Notes.

(15)	Includes 4,523 shares of common stock issued by the Company as partial compensation for acting as placement agent for the private placement of the March Cash Notes.

PLAN OF DISTRIBUTION
The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. As used in this prospectus, “selling stockholders” includes transferees, donees, pledgees, or other successors-in-interest to the named selling stockholders. The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered by this prospectus from time to time:
•      directly; or
•      through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or from the purchasers of the shares for whom such underwriters, broker-dealers or agents may act as agent.
The shares may be sold from time to time in one or more transactions at:
•      fixed prices, which may be changed;
•      prevailing market prices at the time of sale;
•      varying prices determined at the time of sale; or
•      negotiated prices.
The sales described in the preceding paragraph may be effected in transactions:
•      on any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, including the NASDAQ Global Market;
•      in the over-the-counter market;
•      otherwise than on such exchanges or services or in the over-the-counter market; or
•      through the writing of options.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares of our common stock in the course of hedging their positions. The selling stockholders may also sell the shares of our common stock short and deliver shares of our common stock to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell the shares. The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by it, and, upon a default in performance of the secured obligation, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus.
To our knowledge, there currently are no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders. The selling stockholders may determine not to sell any or all of the shares offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer the shares by other means not described in this prospectus. In this regard, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, upon being notified by the selling stockholders that any material arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer, the name of the selling stockholders and of the participating agent, underwriter or broker-dealer, specific shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.
The outstanding shares of our common stock are quoted on the NASDAQ Global Market under the symbol “BJGP”
In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The selling stockholder and any broker and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commission. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Any selling stockholder who is deemed an underwriter within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any such other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares of our common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.
We will bear all costs, expenses and fees in connection with the registration of shares of our common stock, including shares issuable upon the exercise of warrants, to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares of our common stock. In addition, the selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving the sales of shares of our common stock against some liabilities, including liabilities arising under the Securities Act.
Subject to our compliance with the Securities Act and the rules of any trading market on which shares of our common stock trade, we expect to maintain the effectiveness of the registration statement of which this prospectus forms a part until the earlier of (i) March 16, 2011 or (ii) such time as all shares covered by this prospectus relating to the March Cash Notes have been sold pursuant to the registration statement of which this prospectus forms a part, at which time, unless purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the substantial majority of the shares covered by this prospectus will be freely tradable pursuant to Rule 144(d) under the Securities Act. However, we may determine in our sole discretion to suspend the use of this prospectus or to cause the registration statement to no longer be effective at any time and from time to time, including whenever we are required to update the prospectus in accordance with the Securities Act. We also may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part. If use of the prospectus is suspended or the registration statement of which this prospectus forms a part, once effective, ceases at any time to continue to be effective, the selling stockholders would not be able to offer and resell or otherwise transfer the shares covered by this prospectus pursuant to the registration statement.
In general, under Rule 144, a person who is deemed to have been our affiliate at any time during the 90 days preceding a sale, has beneficially owned shares for at least six months, and has complied with the requirements described below, would be entitled to sell a specified number of shares within any three-month period. That number of shares cannot exceed the greater of one percent of the number of shares of common stock then outstanding, which will equal approximately 415,589, or the average weekly trading volume of our common stock on the NASDAQ Global Market during the four calendar weeks preceding the filings of a notice on Form 144 reporting the sale. Sales under Rule 144 are also restricted by manner of sale provisions, notice requirements and the availability of current public information about us. Rule 144 provides that our affiliates who are selling shares of our common stock that are not restricted shares must comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of June 11, 2009, there were 41,558,905 shares of our common stock outstanding, outstanding options to purchase 3,467,196 shares of our common stock, and outstanding warrants to purchase 2,294,614 shares of our common stock and no shares of preferred stock outstanding. Our issued and outstanding shares of common stock as of June 11, 2009 were held by 104 stockholders of record.
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
COMMON STOCK
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not to subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of any liquidation preference of any outstanding preferred stock. Each outstanding share of our common stock is, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.
OPTIONS
As of June 11, 2009, options to purchase a total of 3,467,176 shares of our common stock were outstanding and options to purchase 1,146,576 additional shares of our common stock were available for future grant under our 2007 Omnibus Equity Compensation Plan.
WARRANTS
As of June 11, 2009, there were outstanding warrants to purchase up to 2,294,614 shares of our common stock at exercise prices between $4.00 and $12.43 per share that expire between August 2012 and February 2014.
ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW
Our bylaws provide that only the Chairman of our board of directors or a majority of the members of our board of directors may call a special meeting of stockholders. Our bylaws also establish procedures, including advance notice, with regard to the nomination of directors and stockholder proposals. Our certificate of incorporation provides that the board of directors may authorize and issue undesignated preferred stock with voting or other rights or preferences. These provisions of the bylaws and the certificate of incorporation could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions also may have the effect of preventing changes in our management.
In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
•      prior to the business combination, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or
•      upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned:
•      by persons who are directors and also officers;
•      by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•      at or after the time the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
In general, the Delaware General Corporation Law defines an interested stockholder as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that beneficially owns 15% or more of the outstanding voting stock of the corporation or any entity or person that is an affiliate or associate of such entity or person.
The Delaware General Corporation Law generally defines a business combination to include the following:
•      any merger or consolidation involving the corporation and the interested stockholder;
•      any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all the assets of the corporation or its majority-owned subsidiary that involves the interested stockholder;
•      subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•      subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation; and
•      the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
TRANSFER AGENT AND REGISTRAR
The Transfer Agent and Registrar for our common stock is StockTrans, Inc., whose address is 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003, and whose phone number is (610) 649-7300.
LISTING
Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.” On June 11, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $4.36 per share. You are urged to obtain current market quotations for our common stock.

LEGAL MATTERS
Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements of BMP Sunstone Corporation and schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton, independent registered public accountants, upon authority of said firm as experts in giving said reports.
The consolidated balance sheets of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary (“Sunstone China”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the consolidated financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
The consolidated balance sheet of Sunstone China as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.
You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
INFORMATION INCORPORATED BY REFERENCE
The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.
•      Our Annual Report on Form 10-K for the year ended December 31, 2008;
•      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
•      Our Current Reports on Form 8-K filed with the SEC on April 14, 2008, January 8, 2009, January 22, 2009, February 10, 2009, February 13, 2009, February 17, 2009, February 20, 2009, March 16, 2009, March 16, 2009, April 16, 2009, April 28, 2009, May 1, 2009 and May 19, 2009; and
•      The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

10,158,996 Shares
BMP SUNSTONE CORPORATION
Common Stock

PROSPECTUS

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee—Securities and Exchange Commission	$2,478
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Printing and engraving expenses	$2,000
Miscellaneous	$3,522
Total Expenses	$48,000
No portion of these costs and expenses will be borne by the selling stockholders.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:
•      for any breach of the director’s duty of loyalty to the registrant or its stockholders;
•      for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
•      under Section 174 of the Delaware General Corporation Law; or
•      for a transaction from which the director derived an improper personal benefit.
As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.
The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud. In addition to indemnification provided for in our charter documents, we have entered into agreements with our executive officers providing for, among other things, indemnification to the fullest extent permitted by law from any and all liability, costs and expenses which may be assessed against the executive officer by reason of the performance of his responsibilities and duties under the terms of their employment agreement, provided such liability does not result from the willful misconduct or gross negligence of the executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES.

Exhibit
Number	Description

5.01	Opinion of Morgan, Lewis & Bockius LLP

23.01	Consent of Grant Thornton

23.02	Consent of KPMG Huazhen

23.03	Consent of KPMG

23.04	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.01)

24.01	Power of Attorney (Included on signature page)
ITEM 17. UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser: (i) if the registrant is relying on Rule 430B:
(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, in the Commonwealth of Pennsylvania, on June 12, 2009.

BMP SUNSTONE CORPORATION
June 12, 2009	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
          We, the undersigned officers and directors of BMP Sunstone Corporation, hereby severally constitute and appoint David Gao and Fred M. Powell and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, with full power of substitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith, any and all pre-effective and post-effective amendments to said Registration Statement and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to file each of the same, with all exhibits thereto, and other documents in connection therewith and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BMP Sunstone Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer and
/s/ David Gao David Gao	Director (Principal Executive Officer)	June 12, 2009

Chief Financial Officer (Principal
/s/ Fred M. Powell Fred M. Powell	Financial and Accounting Officer)	June 12, 2009

/s/ Martyn D. Greenacre Martyn D. Greenacre	Chairman	June 12, 2009

/s/ Jack M. Ferraro Jack M. Ferraro	Director	June 12, 2009

/s/ Frank J. Hollendoner Frank J. Hollendoner	Director	June 12, 2009

/s/ Zhiqiang Han Zhiqiang Han	Director	June 12, 2009

/s/ Zhijun Tong Zhijun Tong	Director	June 12, 2009

Exhibit index

Exhibit
Number	Description
5.01	Opinion of Morgan, Lewis & Bockius LLP

23.01	Consent of Grant Thornton

23.02	Consent of KPMG Huazhen

23.03	Consent of KPMG

23.04	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.01)

24.01	Power of Attorney (Included on signature page)